UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 9, 2007

iPAYMENT, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)
000-50280
(Commission File Number)
62-1847043
(I.R.S. Employer Identification Number)
40 Burton Hills Boulevard, Suite 415
Nashville, TN 37215
(Address and zip code of principal executive offices)
(615) 665-1858
(Registrant’s telephone number, including area code)
N/A
(Name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 9, 2007, iPayment, Inc. (“iPayment”), iPayment Holdings, Inc., certain subsidiaries of iPayment (the “Guarantors”), Bank of America, N.A., as administrative agent (the “Administrative Agent”) and certain banks, financial institutions and other institutional lenders (the “Lenders”) party to the Credit Agreement, dated as of May 10, 2006 (the “Credit Agreement”), entered into Letter Amendment No. 1 (the “Letter Amendment”) to the Credit Agreement.
     The Letter Amendment provides iPayment with additional flexibility to extinguish debt should iPayment’s Board of Directors so authorize. Specifically, the Letter Amendment amends the Credit Agreement to allow iPayment to prepay, redeem or otherwise repurchase up to $10,000,000 of certain outstanding senior subordinated notes (the “Notes”) issued by iPayment under an indenture dated as of May 10, 2006, among iPayment, the guarantors named therein and Wells Fargo Bank, N.A. as trustee, provided that no default exists or would result from such action. The other material terms and conditions of the Credit Agreement remain unchanged. Previously, the Credit Agreement prohibited iPayment and its subsidiaries from prepaying any other debt, including the Notes, while borrowings under the Credit Agreement were outstanding.
     There are no material relationships between the Administrative Agent or the Lenders on the one hand, and iPayment, iPayment Holdings, Inc., the Guarantors or any of their respective affiliates, on the other hand, other than in respect of the Credit Agreement.
     The foregoing description of the Letter Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and the Letter Agreement. The Credit Agreement is filed as Exhibit 10.1 to the Form S-4 filed by the iPayment with the SEC on July 26, 2006. The Letter Amendment is filed as an Exhibit hereto.
Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
Exhibit 10.1	Letter of Amendment No. 1, dated as of May 9, 2007, by and among iPayment,
iPayment Holdings, Inc., the Guarantors named therein,
Bank of America, N.A. and the Lenders party thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPAYMENT, INC.
Date: May 9, 2007	By:	/s/ Clay M. Whitson
		Name:	Clay M. Whitson
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
Exhibit 10.1	Letter of Amendment No. 1, dated as of May 9, 2007, by and among iPayment,
iPayment Holdings, Inc., the Guarantors named therein, Bank of America, N.A.
and the Lenders party thereto.

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